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                                                                   Exhibit 10.24

[GRAPHIC]

Authorized Party                                       /s/ Authorized Party

This Agreement made at Pune this 1st day of September 1998 between Pune Software Park Private Limited, an existing company within the meaning of the Companies Act, 1956, having its registered office at A-1, Technology Park, MIDC, Talwade, Pune 412 114 (herein after referred to as "the Owners") which expression shall be deemed to include its successors and assigns of the ONE PART and Kanbay Software (I) Private Limited an existing company within the meaning of the Companies Act, 1956, having its registered office at A1, Technology Park, MIDC, Talwade, Pune 412 114 (hereinafter referred to as "the Users") which expression shall be deemed to include its successor and assigns of the OTHER PART.

WHEREAS the Owners had in accordance with the permission by the Government of India established a Technology Park for software export through dedicated Satellite Earth Station out of its facilities at its 100% export oriented unit established at A-1, Technology Park, MIDC, Talwade, Pune 412114 and had, accordingly, been operating an Earth Station leased by it from Videsh Sanchar Nigam Limited (VSNL) in terms of agreement dated 6th September 1989 with the said VSNL at the aforesaid premises at MIDC, Talwade, Pune 412 114 with effect from 1st April, 1994 and;

WHEREAS the said Earth Station together with the 64 KBPS Data Communication Satellite Link installed by the owners was taken over by VSNL with effect from 16th November, 1996 and accordingly the said Earth Station is being operated, maintained and controlled by VSNL from that date and;

WHEREAS as a consequence of the above, the users have a direct arrangement with VSNL for availing of International private leased line service via the Earth Station at Talwade as a result of which IPCL rentals are paid directly by the Users to VSNL with effect from that date and;


                                                           /s/ Authorized Party

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WHEREAS the owners have now constructed an additional building known as Building
"B" comprising of separate modules and the users being desirous of using one such module being Module "B-III" on the ground floor admeasuring 9,100 sq. ft. have approached the owners and the Owners have agreed to allow the Users to use the said Module B-III for the purpose of development and export of Software for a period of six years w. e. f. 1st September, 1998 in consideration of payment of charges as specified in Schedule I and the Owners and the Users have agreed on the terms and conditions which are hereby reduced to writing.

NOW THIS AGREEMENT WITNESSETH AND IT IS HEREBY AGREED BY AND BETWEEN THE PARTIES HERETO AS FOLLOWS:

1. The Users have agreed with the Owners for the use of Module B-III, located in Building 'B' at A-1, Technology Park, MIDC, Talwade, Pune 412 114 for a period of Six years commencing from 1st September 1998 and expiring on 31st August 2004 for the purposes of and to facilitate the carrying on the business of the users. This may be renewed for such further periods and on such terms as may be mutually agreed upon.

2. (a) The Users have deposited with the Owners a sum of Rs. 9,66,000/- (Rupees Nine Lakh Sixty Six Thousand Only) and shall pay additional deposit of Rs. 53,000/- (Rupees Fifty Three Thousand Only) totalling to Rs. 10,19,000/- (Rupees Ten Lakh Nineteen Thousand Only) as a security for the due fulfilment of the terms and conditions of the Agreement and also to ensure good conduct, proper management and regular payment of dues. The said amount will remain with the Owners free of any interest till the expiration of the period of this Agreement or termination thereof on account of any breach of the terms and conditions thereof by the Users.

     (b) The Users have paid the Owners a sum of Rs. 19,32,000/- (Rs. Nineteen Lakh Thirty Two Thousand Only) as Advance charges, which shall be adjusted from the monthly charges in the first eighteen months as per Schedule I.

3. The Users hereby further agree and undertake to regularly and punctually pay to the Owners every month an amount as determined as per Schedule I, commencing with effect from 1st September, 1998 for using the Module B-III (hereinafter referred to as the "the stipulated amount") owned by the Owners.

4. The Users agree to pay all dues within 7 days of demand by the Owners. The time of payment of dues as aforesaid shall be deemed to be the essence of the contract.

5. The Users shall obtain and maintain at their own expenses all licences or authorisations such as excise, octroi, sales tax and others, which are required to be obtained by the Users in respect of the said Facilities and all such licences will show the name of the Users only as Users. Any default of the terms and conditions mentioned in such licences or authorisations shall be to the account of the Users only and the Owners shall not be responsible thereto.

6.   The owners have agreed to provide various other utility services viz:
     a) Exclusive use of a Diesel Generating Set
     b) Power from MSEB source
     c) Water
     d) Security
     e) Catering / Canteen facilities
     f) Garden maintenance
     g) Electrical maintenance
     h) Plumbing Maintenance


                                                           /s/ Authorized Party

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     i) Car parking facilities
     j) Telephones
     k) Fax
     l) Photocopying facilities
     m) Playground

     For the utility provided as per clause (a) above, the Users shall pay a separate amount as per Schedule II. For all other utilities, the users shall pay at actuals on demand made by the owners in addition to the stipulated amount as mentioned in para 3 of this Agreement.

7. The Users hereby agree and clearly understand that the ownership of the said module has and shall always remain with the Owners.

8. The Users shall have no right to assign the benefit of this Agreement without the prior written consent of the Owners. Any consent granted by the Owners to any assignment of the Agreement shall not be deemed a waiver in any subsequent case of this Agreement contained against assignment and shall not absolve the Users in respect of any liability under this Agreement.

9. The Owners shall be entitled to visit the said module at all times without any obstruction or objection from the Users or the employees of the users.

10. This Agreement shall not mean or shall not be construed to mean that the Owners have parted with the module or any part or portion thereof nor that the Owners have created any right of tenancy or subtenancy or other right or interest in respect of the said module nor shall the Users claim any such right or take shelter under the provisions of say Rent Control Act or any other law for the time being in force.

11. The Users undertake to carry on the said business at their entire risk and responsibility. The Users shall conduct the said business in accordance with the rules and regulations of the Government, local authority, Municipality, Police or any other authority for the time being in force applicable to the running of the said business as also in accordance with the terms and conditions of this Agreement. In the event of any default or breaches on the part of the Users of the provisions thereof they shall be solely responsible for any claim, demand, costs, charges, penalty and punishment in respect thereof. And the Users shall indemnify and keep the Owners in respect thereof provided however that the Owners alone shall be responsible for payment and discharge of all liabilities accrued and incurred by the Owners prior to here before and the Owners agree that they shall continue to remain liable for payment of such liabilities.

12.  The Users shall not pledge the credit of the Owners.

13. The Users shall not at any time during the continuance of this Agreement do any act, deed or thing whereby the said module or any part thereof shall become encumbered or the rights of the Owners in respect thereof jeopardized nor shall the Users represent to any third party including the bankers of the Users or financial bodies or any other authorities concerned that the Users are the Owners of the said premises in which the Users have been permitted to carry on the said business nor shall the Users create any lien or charge whether in favour of any bank or private party or parties or persons in respect of any goods lying in the said module and belonging to the Owners nor shall the Users allow any attachment being levied either on the said module.


                                                           /s/ Authorized Party

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14.  The Users undertake not to make any structural or other changes or additions or alterations to the module except with the previous permission in writing from the Owners, which shall not be unreasonably withheld by the Owners.

15.  The Users shall take good care of the module.

16. The Users undertake to quietly and peacefully vacate the said module belonging to the Owners on completion of the initial period of the Agreement or upon its subsequent termination as the case may, without raising any objection of any nature whatsoever.

17. In the event of the Agreement coming to an end by efflux of time provided the Users have not committed any breach of the terms of the Agreement and provided the Users have paid all amounts due to the Owners in accordance with the terms and conditions hereof, the Owners shall refund to the Users the said amount deposited under clause 2(a) here in above without interest, on the Users handing over possession of the said module.

18. Wherever in this Agreement the consent of the parties is required, such consents or approval shall not be unreasonably withheld.

19. This agreement is for a fixed period of six years up to 31st August, 2004 and neither the owners nor the users shall be permitted to terminate this agreement at any time before the said date. In the event the users do decide to vacate the premises for any reason what so ever before the aforesaid data, the users shall be liable to make the payment to the owners of the periodic charges as per schedule I and II of this agreement for the period up to expiry of the said fixed period of six years. After expiry of the said period of six years, this agreement will continue to remain in force on the same or such other terms as may be agreed upon between the parties, subject to either party having the option to terminate the agreement after giving the other six months prior notice in writing in that behalf.

20. The Owners will after a further period of 15 days from the date of vacating the premises refund to the Users the balance deposit without interest subject to deduction for amounts due and payable by the Users to the Owners or such person or persons in connection with this Agreement.

21. The failure of either party to insist upon a strict performance of any of the terms and conditions of this Agreement or to exercise any option, right or remedy herein contained, shall not be construed as a waiver or as a relinquishment for the future of such term, provision, option, right or remedy but the same shall continue and remain in full force and effect. No waiver by either party of any term or provision hereof shall be deemed to have been made unless expressed in writing and signed by such party. In the event of consent by either party to an assignment of this Agreement, no further assignments shall be made without the express consent in writing of such party, unless such assignment may otherwise be made without consent pursuant to the terms of this Agreement.

22. Save as herein provided if at any time any dispute or differences shall arise between the parties hereto and / or any persons or person claiming through or under them respectively whether in connection with any of the terms and provisions of this Agreement and / or as regards the respective rights and obligations of the parties hereto and all other matters arising out of or relating to or touching this Agreement such disputes and differences shall be referred to the arbitration of two Arbitrators one to be appointed by each of the parties and the provisions of The Arbitration and Conciliation Act, 1996, and any statutory modification or re-enactment thereof shall in that case apply to such arbitration and the arbitrator or arbitrators or the Umpire that may be appointed under the provisions


                                                           /s/ Authorized Party

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     of the said Act shall have summary powers. Courts at Pune alone will have jurisdiction to entertain and try any disputes between the parties.

23. Any notice required or permitted by this Agreement to be given by the Owners to the Users shall be in writing and shall be addressed to the Users at A1, Technology Park, MIDC, Talwade, Pune 412 114 or at such other address as the Users may from time to time designate to the Owners in writing. Any notice required or permitted by this Agreement to be given by the Users to the Owners shall be in writing and shall be addressed to the Owners at A-1, Technology Park, MIDC, Talwade, Pune 412 114 or at such other address as the Owners may from time to time designate to the Users in writing.

24. All other appropriate supplemental Agreements or other instruments necessary or desirable in order to make this Agreement and each provision hereof fully and legally effective and binding, or to carry out the intent and purpose thereof, but not inconsistent with any of the provisions hereof shall be executed and delivered and all other acts necessary or appropriate for such purpose shall be duly or effectively executed, done or taken by the parties hereto.

25. This Agreement together with other writing signed by the parties expressly stated to be supplemental hereto and together with any instruments to be executed and delivered pursuant to this Agreement constitutes the entire Agreement between the parties and supersedes all prior undertakings and writings and may be changed only by writing signed by the parties hereto.

IN WITNESS THEREOF the Owners and the Users have set and subscribed their hands and seals the day and year first above written.

                                                FOR PUNE SOFTWARE PARK PVT. LTD.
SIGNED, SEALED AND DELIVERED by the          }
withinnamed Pune Software Park Pvt. Ltd.     }              /s/ Authorized Party
in the presence of Capt. Ravi Raman          }                  DIRECTOR
                  ---------------------
                   /s/ Ravi Raman


SIGNED, SEALED AND DELIVERED by the          }   KANBAY SOFTWARE (I) PVT. LTD.
withinnamed Kanbay Software (I) Pvt. Ltd.    }
in the presence of UDDHAV PANDIT             }        /s/ Cyprian D'souza
                  ----------------------               CYPRIAN D'SOUZA.
                  /s/ Uddhav Pandit                  Jt. Managing Director.

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                                   SCHEDULE I

                               MINIMUM CHARGE
                               PER ANNUM AND
     PERIOD                    PROPORTIONATELY FOR     ADJUSTMENT OF
     FROM             TO       PART THEREOF            ADVANCE CHARGES   NET PAYABLE
                                  RS.                  RS.               RS.
     01.09.1998   31.08.1999    29,52,120/-             12,88,000/-      16,64,120/-
     01.09.1999   28.02.2000    14,76,384/-              6,44,000/-       8,32,384/-
     01.03.2000   31.08.2000    16,33,920/-                 --           16,33,920/-
     01.09.2000   31.08.2001    34,95,240/-                 --           34,95,240/-
     01.09.2001   31.08.2002    37,40,520/-                 --           37,40,520/-
     01.09.2002   31.08.2003    40,03,320/-                 --           40,03,320/-
     01.09.2003   31.08.2004    42,86,592/-                 --           42,86,592/-

                                   SCHEDULE II

                                          MINIMUM CHARGES
                                          PER ANNUM AND
                                          PROPORTIONATELY FOR
             PERIOD                       PART THEREOF
      FROM           TO                   RS.
     01.09.1998   31.08.1999              4,38,000/-
     01.09.1999   31.08.2000              4,65,552/-
     01.09.2000   31.08.2001              4,99,320/-
     01.09.2001   31.08.2002              5,34,360/-
     01.09.2002   31.08.2003              5,69,400/-
     01.09.2003   31.08.2004              6,14,880/-


FOR PUNE SOFTWARE PARK PVT. LTD.            KANBAY SOFTWARE (I) PVT. LTD.


                /s/ AUTHORIZED PARTY            /s/ Cyprian D'souza
                    DIRECTOR                     CYPRIAN D'SOUZA.
                                               Jt. Managing Director.